                                                                    Exhibit 3.10

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                            HUNTSMAN EA HOLDINGS LLC

                      A Delaware Limited Liability Company







                                      2000

                               TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
                                             RECITALS..............................................    -1-

                                             ARTICLE 1
                                             ---------
                                            DEFINITIONS............................................    -1-
1.1.       Scope...................................................................................    -1-
1.2.       Defined Terms...........................................................................    -1-

                                             ARTICLE 2
                                             ---------
                                            THE COMPANY............................................    -2-
2.1.       Formation...............................................................................    -2-
2.2.       Name....................................................................................    -2-
2.3.       Business Purpose and Powers.............................................................    -2-
2.4.       Registered Office and Agent.............................................................    -2-
2.5.       Term....................................................................................    -2-
2.6.       Principal Place of Business.............................................................    -3-
2.7        Title to Company Property...............................................................    -3-
2.8        Business Transactions of the Member with the Company....................................    -3-
2.9        Fiscal Year.............................................................................    -3-

                                             ARTICLE 3
                                             ---------
                                              MEMBERS..............................................    -3-
3.1.       The Member..............................................................................    -3-
3.2.       Member Meetings.........................................................................    -3-
3.3.       Negation of Fiduciary Duties............................................................    -4-
3.4        Liability of the Member.................................................................    -4-
3.5.       Power to Bind the Company...............................................................    -4-
3.6.       Admission of Members....................................................................    -4-

                                             ARTICLE 4
                                             ---------
                                         BOARD OF MANAGERS.........................................    -4-
4.1.       General Powers..........................................................................    -4-
4.2.       Number and Tenure of Managers...........................................................    -4-
4.3.       Regular Meetings of the Board of Managers...............................................    -4-
4.4.       Special Meetings of the Board of Managers...............................................    -5-
4.5.       Notice and Waiver of Notice of Special Meetings of the Board of Managers................    -5-
4.6.       Quorum of Managers......................................................................    -5-
4.7.       Manner of Acting........................................................................    -5-
4.8.       Manager Action by Written Consent.......................................................    -5-
4.9.       Resignation of Managers.................................................................    -6-
4.10.      Removal of Managers.....................................................................    -6-
4.11.      Appointment of Managers.................................................................    -6-

                                            ARTICLE 5
                                            ---------
                                             OFFICERS..............................................    -6-
5.1.       Officers................................................................................    -6-
5.2        Appointment and Term of Office..........................................................    -6-

5.3.       Resignation of Officers.................................................................    -6-
5.4.       Removal of Officers.....................................................................    -6-
5.5        President...............................................................................    -7-
5.6        Vice Presidents.........................................................................    -7-
5.7        Secretary...............................................................................    -7-

                                            ARTICLE 6
                                            ---------
                                CAPITAL STRUCTURE AND CONTRIBUTIONS................................    -7-
6.1        Capital Structure.......................................................................    -7-
6.2        Capital Contributions...................................................................    -7-
6.3.       Capital Accounts........................................................................    -7-

                                            ARTICLE 7
                                            ---------
                                PROFITS, LOSSES, AND DISTRIBUTIONS.................................    -8-
7.1        Profits and Losses......................................................................    -8-
7.2.       Distributions...........................................................................    -8-
7.3.       Withholding Taxes.......................................................................    -8-

                                            ARTICLE 8
                                            ---------
                                     ACCOUNTS AND TAX MATTERS......................................    -8-
8.1        Books...................................................................................    -8-
8.2.       Company Tax Returns.....................................................................    -9-
8.3        Tax Treatment...........................................................................    -9-

                                            ARTICLE 9
                                            ---------
                                           DISSOLUTION.............................................    -9-
9.1.       Events of Dissolution...................................................................    -9-
9.2.       Continuation............................................................................    -9-

                                            ARTICLE 10
                                            ----------
                                            TERMINATION............................................    -9-
10.1.      Liquidation.............................................................................    -9-
10.2.      Final Accounting........................................................................    -9-
10.3.      Distribution in Kind....................................................................    -9-
10.4       Cancellation of Certificate.............................................................    -9-

                                            ARTICLE 11
                                            ----------
                               TRANSFER OF INTERESTS IN THE COMPANY................................   -10-

                                            ARTICLE 12
                                            ----------
                                  EXCULPATION AND INDEMNIFICATION..................................   -10-
12.1.      Exculpation.............................................................................   -10-
12.2.      Indemnification.........................................................................   -10-
12.3.      Amendments..............................................................................   -10-

                                            ARTICLE 13
                                            ----------
                                        GENERAL PROVISIONS.........................................   -10-
13.1.      Amendments..............................................................................   -10-
13.2.      Severability............................................................................   -10-
13.3.      Governing Law...........................................................................   -10-

13.4.      Binding Effect..........................................................................   -11-
13.5.      Additional Documents and Acts...........................................................   -11-
13.6.      No Third-Party Beneficiary..............................................................   -11-
13.7.      Limited Liability Company...............................................................   -11-
13.8.      Waiver..................................................................................   -11-
13.9.      General Construction Principles.........................................................   -11-

                      LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                           HUNTSMAN EA HOLDINGS LLC


     THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of HUNTSMAN EA HOLDINGS LLC, a Delaware limited liability company (the "Company"), is made and entered into as of the 22/nd/ day of December, 2000, by HUNTSMAN INTERNATIONAL LLC, a Delaware limited liability company (the "Member").

                                   RECITALS:

     The Member has caused the Company to be formed as a limited liability company under the laws of the State of Delaware and desires to enter into a written agreement, in accordance with the provisions of the Delaware Limited Liability Company Act and any successor statue, as amended from time to time (the "Act"), governing the affairs of the Company and the conduct of its business.

                                   ARTICLE 1
                                   ---------

                                  DEFINITIONS

     1.1. Scope. For purposes of this Agreement, unless the language or context clearly indicates that a different meaning is intended, capitalized terms have the meanings specified in this Article.

     1.2.  Defined Terms.

           (a)   "Act" means the Delaware Limited Liability Company Act and any
                  ---
successor statute, as amended from time to time.

           (b)   "Agreement" means this Agreement, including any amendments.
                  ---------

           (c)   "Board of Managers" means the governing board of the Company,
                  -----------------
constituted, appointed, and empowered as provided in Article 4.

           (d)   "Certificate of Formation" means the Certificate of Formation
                  ------------------------
filed in the office of the Secretary of State of the State of Delaware in conformity with the Act to organize the Company as a limited liability company, including any amendments.

           (e)   "Code" means the Internal Revenue Code of 1986, as amended.
                  ----

           (f)   "Common Interests" means the single class of interests in the
                  ----------------
Company as provided in Section 6.1.

           (g)   "Company" means Huntsman EA Holdings LLC, a Delaware limited
                  -------
liability company, and any successor limited liability company.

           (h)   "Contribution" means any cash, property, services rendered, a
                  ------------
promissory note, or any other obligation to contribute cash or property or to perform services, which a Person contributes to the Company in its capacity as a member.

           (i)   "Effective Date," with respect to this Agreement, means
                  --------------
December 22, 2000, which is the date on which the Company's existence as a limited liability company began, as prescribed by the Act.

           (j)   "Huntsman" means Huntsman International LLC, a Delaware limited
                  --------
liability company.

           (k)   "Manager" means a Person, whether or not a Member, who is
                  -------
appointed to the Board of Managers of the Company pursuant to the provisions of
Article 4.

           (l)   "Member" means Huntsman.
                  ------

           (m)   "Person" means a natural person, partnership (whether general
                  ------
or limited), limited liability company, trust, estate, association, corporation, nominee, or any other individual or entity in its own or any representative capacity.

                                   ARTICLE 2
                                   ---------

                                  THE COMPANY

     2.1. Formation. The Member has previously caused the Company to be formed as a limited liability company pursuant to the provisions of the Act. A Certificate of Formation for the Company (the "Certificate of Formation") has been filed in the Office of the Secretary of State of the State of Delaware in conformity with the Act. Express authorization is hereby given to Susan K. Allen for the exclusive purpose of executing the Certificate of Formation of the Company which has been filed in the Office of the Secretary of State of Delaware.

     2.2. Name. The name of the Company shall be "Huntsman EA Holdings LLC" and its business shall be carried on in such name with such variations and changes as the Board of Managers shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company's operations are conducted.

     2.3. Business Purpose and Powers. The Company is formed for the purpose of engaging in any lawful business purpose or activity for which limited liability companies may be formed under the Act. The Company shall possess and may exercise all of the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion, or attainment of the business purposes or activities of the Company.

     2.4. Registered Office and Agent. The location of the registered office of the Company shall be at the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Company's Registered Agent at such address shall be The Corporation Trust Company.

     2.5. Term. Subject to the provisions of Articles 9 and 10, the Company shall have perpetual existence.

     2.6. Principal Place of Business. The principal place of business of the Company shall be at such location as the Board of Managers may from time to time select.

     2.7 Title to Company Property. Legal title to all property of the Company shall be held and vested and conveyed in the name of the Company and no real or other property of the Company shall be deemed to be owned by the Member individually. The Common Interests (as hereinafter defined) of the Member shall constitute personal property.

     2.8 Business Transactions of the Member with the Company. In accordance with Section 18-107 of the Act, the Member may transact business with the Company and, subject to applicable law, shall have the same rights and obligations with respect to any such matter as a Person who is not a member.

     2.9 Fiscal Year. The fiscal year of the Company (the "Fiscal Year") for financial statement purposes shall end on December 31 of each year.

                                   ARTICLE 3
                                   ---------

                                    MEMBERS

     3.1.  The Member.  The name and address of the Member are as follows:

           Name                               Address
           ----                               -------

           Huntsman International LLC    500 Huntsman Way
                                              Salt Lake City, Utah 84108

     3.2.  Member Meetings.

           (a)   Actions by the Member.  The Member may approve a matter or take
                 ---------------------
any action at a meeting of members or, without a meeting, by the written consent of the members pursuant to Section 3.2(b).

           (b)   Action by Written Consent. Any action may be taken by the
                 -------------------------
members of the Company without a meeting of members and without prior notice if authorized by the written consent of members whose aggregate Common Interests exceed fifty percent (50%) of the aggregate Common Interests of all members. In no instance where action is authorized by written consent of the members as provided in this Section 3.2(b) will a meeting of members be called or notice be given. However, a copy of the action taken by written consent shall be filed with the records of the Company and, in any instance where less than all of the members shall have consented in writing to such action, a copy shall be sent to such members who have not consented.

           (c)   Call of Meeting.  The Member, the President, or the Board of
                 ---------------
Managers may call a meeting of members by giving written notice to all members not less than ten (10) nor more than sixty (60) days prior to the date of the meeting. The notice must specify the date of the meeting and the nature of any business to be transacted. A member may waive notice of a meeting of members orally, in writing, or by attendance at the meeting.

           (d)   Proxy Voting. Any member may act at a meeting of members
                 ------------
through a Person authorized by a duly executed written proxy.

           (e)   Quorum.  Members whose aggregate Common Interests exceeds fifty
                 ------
percent (50%) will constitute a quorum at a meeting of members. No action may be taken in the absence of a quorum.

           (f)   Required Vote.  Except with respect to matters for which a
                 -------------
greater minimum vote is required by the Act or this Agreement, the vote of members present whose aggregate Common Interests exceeds fifty percent (50%) of the aggregate Common Interests of all members present will constitute the act of the members at a meeting of members.

     3.3. Negation of Fiduciary Duties. A member who is not also a Manager owes no fiduciary duties to the Company or to the other members solely by reason of being a member.

     3.4 Liability of the Member. All debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the Company, and no member (including without limitation the Member) shall be obligated personally for any such debt, obligation, or liability of the Company.

     3.5. Power to Bind the Company. A member (acting in its capacity as such) shall have no authority to bind the Company with respect to any matter.

     3.6. Admission of Members. New members shall be admitted only upon the written approval of the Member.

                                   ARTICLE 4
                                   ---------

                               BOARD OF MANAGERS

     4.1. General Powers. All powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Managers, in accordance with the provisions of this Article 4.

     4.2.  Number and Tenure of Managers.

           (a)   Number.  The number of Managers comprising the Company's Board
                 ------
of Managers shall be not less than one (1) nor more than eight (8). The number of Managers comprising the Company's initial Board of Managers shall be three
(3). The number of Managers may be changed within the range specified in this
Section 4.2(a) from time to time by resolution of the Board of Managers, but no decrease may shorten the term of any incumbent Manager.

           (b)   Tenure.  Each Manager shall hold office until such Manager's
                 ------
death, resignation, or removal, whichever first occurs. No decrease in the authorized number of Managers shall have the effect of shortening the term of any incumbent Manager.

     4.3. Regular Meetings of the Board of Managers. The Board of Managers may provide, by resolution, the time and place for the holding of regular meetings without other notice than such resolution.

     4.4. Special Meetings of the Board of Managers. Special meetings of the Board of Managers may be called by or at the request of the President, a Vice President, or any Manager. The person calling a special meeting of the Board of Managers may fix any place as the place for holding the meeting.

     4.5. Notice and Waiver of Notice of Special Meetings of the Board of Managers.

           (a)   Notice.  Special meetings of the Board of Managers must be
                 ------
preceded by at least five (5) days notice of the date, time, and place of the meeting. Notice may be communicated in person, by telephone, by any form of electronic communication, or by mail or private courier. At the written request of any Manager, notice of any special meeting of the Board of Managers shall be given to such Manager by facsimile or telex, as the case may be, at the number designated in writing by such Manager from time to time.

           (b)   Effective Date.  Notice of any meeting of the Board of Managers
                 --------------
shall be deemed to be effective and delivered at the earliest of the following:
(1) when received; (2) five (5) days after it is mailed; (3) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the Manager; or (4) the date shown on the electronic confirmation that the facsimile sent to the Manager has been received at the current facsimile number designated in writing by the Manager for notices by facsimile transmission hereunder.

           (c)   Waiver of Notice.  A Manager may waive notice of any meeting.
                 ----------------
Except as provided in Section 4.5(d), the waiver must be in writing and signed by the Manager entitled to the notice. The waiver shall be delivered to the Company for filing with the Company's records, but delivery and filing are not conditions to its effectiveness.

           (d)   Effect of Attendance.  The attendance of a Manager at a meeting
                 --------------------
of the Board of Managers shall constitute a waiver of notice of such meeting, except when a Manager attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting, or promptly upon arrival, the Manager objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting.

     4.6. Quorum of Managers. A majority of the authorized number of Managers shall constitute a quorum for the transaction of business at any meeting of the Board of Managers.

     4.7.  Manner of Acting.

           (a)   Action by Majority  If a quorum is present when a vote is
                 ------------------
taken, the affirmative vote of a majority of Managers present is the act of the Board of Managers,

           (b)   Telephonic Meetings.  Any or all Managers may participate in a
                 -------------------
regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all Managers participating may simultaneously hear each other during the meeting. A Manager participating in a meeting by this means is deemed to be present in person at the meeting.

     4.8. Manager Action by Written Consent. Any action required or permitted to be taken by the Board of Managers at a meeting may be taken without a meeting if all of the

Managers consent to the action in writing. Action is taken by written consent at the time the last Manager signs a writing describing the action taken, unless, prior to that time, any Manager has revoked a consent by a writing signed by the Manager and received by the Secretary or any person authorized by the Board of Managers to receive the revocation. Action taken by written consent is effective when the last Manager signs the consent, unless the Board of Managers establishes a different effective date. Action taken by written consent has the same effect as action taken at a meeting of the Board of Managers and may be described as such in any document.

     4.9. Resignation of Managers. A Manager may resign at any time by giving a written notice of resignation to the Company. A resignation of a Manager is effective when the notice is received by the Company unless the notice specifies a later effective date.

     4.10. Removal of Managers. The Member may at any time remove one or more Managers, with or without cause.

     4.11. Appointment of Managers. All Managers shall be appointed by the Member. If a vacancy occurs on the Board of Managers, including a vacancy resulting from an increase in the number of Managers, each such vacancy shall be filled by an appointment of a new Manager by the Member.

                                   ARTICLE 5
                                   ---------

                                   OFFICERS

     5.1. Officers. The officers of the Company shall be a President, one or more Vice Presidents, and a Secretary, each of whom shall be appointed by the Board of Managers. Such other officers and assistant officers as may be deemed necessary or appropriate may also be appointed by the Board of Managers. The same individual may simultaneously hold more than one office in the Company.

     5.2 Appointment and Term of Office. The officers of the Company shall be appointed by the Board of Managers for such term as is determined by the Board of Managers. If no term is specified, each officer shall hold office until the officer resigns, dies, or is removed in the manner provided in Section 5.4. If a vacancy shall occur in any office, or if a new office shall be created, the Board of Managers may appoint an officer or officers to fill such vacancy or new office, and such appointment shall be for the term determined by the Board of Managers. Each officer shall hold office until his successor shall have been duly appointed. The designation of a specified term shall not grant or be deemed to grant to the officer any contract rights, and the Board of Managers may remove the officer at any time prior to the end of such term.

     5.3. Resignation of Officers. Any officer may resign at any time by giving written notice of resignation to the Company.

     5.4. Removal of Officers. Any officer or agent may be removed by the Board of Managers at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create or be deemed to create any contract rights.

     5.5 President. The President shall be the principal executive officer of the Company and, subject to the control of the Board of Managers, in general, shall supervise and control all of the business and affairs of the Company, and, in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Managers from time to time.

     5.6 Vice Presidents. In the absence of the President or in the event of the President's death, inability, or refusal to act, the Vice President (if there be such an officer and, if there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may perform such other duties as from time to time may be assigned to such Vice President by the President or by the Board of Managers.

     5.7   Secretary.  The Secretary shall have the following powers and duties:
(a) to keep the minutes of the proceedings of the members and of the Board of Managers and the other records and information of the Company required to be kept, in one or more books provided for that purpose; (b) to see that all notices are duly given in accordance with the provisions of this Agreement; (c) to be custodian of the organic records of the Company; and (d) in general, to perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Managers.

                                   ARTICLE 6
                                   ---------

                      CAPITAL STRUCTURE AND CONTRIBUTIONS

     6.1 Capital Structure. The capital structure of the Company shall consist of one class of common interests (the "Common Interests"). All Common Interests shall be identical with each other in every respect.

     6.2   Capital Contributions.

           (a)   Initial Contribution.  As its initial and only required
                 --------------------
contribution, the Member shall contribute to the Company the cash sum of One Thousand Dollars ($1,000.00).

           (b)   Additional Contributions.  The Board of Managers may authorize
                 ------------------------
additional Contributions at such times and on such terms and conditions as it determines to be in the best interest of the Company.

           (c)   Contributions Not Interest Bearing.  No member is entitled to
                 ----------------------------------
interest or other compensation with respect to any cash or property which such member contributes to the Company.

           (d)   No Return of Contribution.  No member is entitled to the return
                 -------------------------
of any Contribution prior to the Company's dissolution and winding up.

     6.3. Capital Accounts. The Company will establish and maintain a capital account ("Capital Account") for each member. A member's Capital Account will be:

           (a) increased by: (i) the amount of any money such member contributes to the Company's capital; (ii) the fair market value of any property such member contributes to the Company's capital, net of any liabilities the Company assumes or to which the property is subject; and (iii) such member's share of profits and any separately stated items of income or gain; and

           (b) decreased by: (i) the amount of any money the Company distributes to such member; (ii) the fair market value of any property the Company distributes to such member, net of any liabilities such member assumes or to which the property is subject; and (iii) such member's share of losses and any separately stated items of deduction or loss.

                                   ARTICLE 7
                                   ---------

                      PROFITS, LOSSES, AND DISTRIBUTIONS

     7.1 Profits and Losses. For financial accounting and tax purposes, the Company's net profits or net losses shall be determined on an annual basis in accordance with the manner in which profit or loss is determined for Federal income tax purposes. In each year, profits and losses shall be allocated entirely to the Member.

     7.2. Distributions. The Board of Managers shall determine profits available for distribution and the amount, if any, to be distributed to the Member, and shall authorize and distribute on the Common Interests, the determined amount when, as, and if declared by the Board of Managers. The distributions of the Company shall be allocated entirely to the Member.

     7.3. Withholding Taxes. The Company is authorized to withhold from distributions to the Member, or with respect to allocations to the Member, and to pay over to a Federal, state, or local government, any amounts required to be withheld pursuant to the Code or any provisions of any other Federal, state, or local law. Any amounts so withheld shall be treated as having been distributed to the Member pursuant to this Article 7 for all purposes of this Agreement, and shall be offset against the current or next amounts otherwise distributable to the Member.

                                   ARTICLE 8
                                   ---------

                           ACCOUNTS AND TAX MATTERS

     8.1 Books. The Board of Managers shall cause to be maintained complete and accurate books of account of the Company's affairs at the Company's principal place of business. Such books shall be kept on such method of accounting as the Board of Managers shall select.

     8.2. Company Tax Returns. The Board of Managers shall cause to be prepared and timely filed all tax returns required to be filed for the Company. Subject to Section 8.3, the Member may, in its sole discretion, make or refrain from making any tax election for the Company that it deems necessary.

     8.3 Tax Treatment. To the extent the Member is the sole member of the Company, (i) it is the intention of the Member that, solely for income tax purposes, the Company be treated as an entity that is disregarded as an entity separate from its owner, and (ii) the Member and the Company shall timely make all necessary elections and filings, if any, for income tax purposes such that it will not be treated as a separate entity, but, instead, will be treated for income tax purposes as an entity that is disregarded as an entity separate from its owner.

                                   ARTICLE 9
                                   ---------

                                  DISSOLUTION

     9.1. Events of Dissolution. The Company shall be dissolved upon the occurrence of any of the following events (each, an "Event of Dissolution"):

           (a)   The Member votes for dissolution; or

           (b) A judicial dissolution of the Company under Section 18-802 of the Act.

     9.2. Continuation. Except for an Event of Dissolution, no event, including without limitation the retirement, withdrawal, insolvency, liquidation, dissolution, insanity, resignation, expulsion, bankruptcy, death, incapacity, or adjudication of incompetency of any member, shall cause the existence of the Company to terminate.

                                  ARTICLE 10
                                  ----------

                                  TERMINATION

     10.1. Liquidation. In the event that an Event of Dissolution shall occur, then the Company shall be liquidated and its affairs shall be wound up. All proceeds from such liquidation shall be distributed in accordance with the provisions of Section 18-804 of the Act, and all Common Interests in the Company shall be canceled.

     10.2. Final Accounting. In the event of the dissolution of the Company, prior to any liquidation, a proper accounting shall be made to the Member from the date of the last previous accounting to the date of dissolution.

     10.3. Distribution in Kind. All or any portion of the Company's assets may be distributed in kind to the Member in the event the Board of Managers determines that it is in the best interest of the Company.

     10.4 Cancellation of Certificate. Upon the completion of the winding up of the Company and the distribution of the Company's assets, the Company shall be terminated and the Board of Managers shall cause the Company to execute and file a Certificate of Cancellation in accordance with Section 18-203 of the Act.

                                  ARTICLE 11
                                  ----------

                     TRANSFER OF INTERESTS IN THE COMPANY

     The Member may sell, assign, transfer, convey, gift, exchange, or otherwise dispose of any or all of its Common Interests and, with the written consent of the Member, any assignee of such Common Interests shall be admitted as a member of the Company.

                                  ARTICLE 12
                                  ----------

                        EXCULPATION AND INDEMNIFICATION

     12.1. Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or obligation or duty at law or in equity, none of the Member, or any officers, directors, stockholders, employees, representatives, or agents of the Member, nor any Manager of the Company, nor any officer, employee, representative, or agent of the Company (individually, a "Covered Person" and, collectively, the "Covered Persons") shall be liable to the Company or any other person for any act or omission (in relation to the Company, this Agreement, any related document, or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person, provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence.

     12.2. Indemnification. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative, or investigative ("Claims"), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business, or affairs. A Covered Person shall not be entitled to indemnification under this Section 12.2 with respect to (i) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct, bad faith, or gross negligence or (ii) any Claim initiated by such Covered Person unless such Claim (or part thereof) (A) was brought to enforce such Covered Person's rights to indemnification hereunder, or (B) was authorized or consented to by the Member. Expenses incurred by a Covered Person in defending any Claim shall be paid by the Company in advance of the final disposition of such claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 12.2.

     12.3. Amendments. Any repeal or modification of this Article 12 by the Member shall not adversely affect any rights of such Covered Person pursuant to this Article 12, including the right to indemnification and to the advancement of expenses of a Covered Person existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

                                  ARTICLE 13
                                  ----------

                              GENERAL PROVISIONS

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     13.1.  Amendments.  Amendments to this Agreement and to the Certificate of
Formation shall be approved in writing by the Member. An amendment shall become effective as of the date specified in the approval of the Member or, if none is specified, as of the date of such approval or as otherwise provided in the Act.

     13.2. Severability. If any provision or clause of this Agreement is held to be invalid or unenforceable for any reason, such provision or clause shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions and clauses will continue in full force without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause shall be so significant as to materially affect the expectations of the member(s) regarding this Agreement. Otherwise, any invalid or unenforceable provision or clause shall be replaced by the member(s) with a valid provision or clause which most closely approximates the intent and economic effect of the invalid or unenforceable provision.

     13.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws.

     13.4. Binding Effect. This Agreement shall bind and inure to the benefit of the Member.

     13.5. Additional Documents and Acts. The Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms, provisions, and conditions of this Agreement and of the transactions contemplated hereby.

     13.6. No Third-Party Beneficiary. This Agreement is made solely for the benefit of the Member and, except as expressly provided in Article 12 hereof in respect of Covered Persons, no other person shall have any rights, interest, or claims hereunder or otherwise be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

     13.7. Limited Liability Company. The Member intends to form a limited liability company and does not intend to form a partnership under the laws of the State of Delaware or any other laws.

     13.8. Waiver. No right under this Agreement may be waived, except by an instrument in writing signed by the party sought to be charged with the waiver.

     13.9. General Construction Principles. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless the context clearly requires otherwise: (a) The plural includes the singular, the singular includes the plural, and the part includes the whole; (b) "amend" shall mean amend, amend and restate, supplement, or modify; and "amended" and "amendment" shall have meanings correlative to the foregoing; (c) in the computation of periods of time from a specified date to a later specified date, "from" shall mean from and including; "to" and "until" shall mean to but excluding; and "through" shall mean to and including; (d) "hereof," "herein," and "hereunder" (and similar terms) in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) "including" (and similar terms)

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shall mean including without limitation (and similarly for similar terms); (f)
"or" has the inclusive meaning represented by the phrase and/or; and (g) any reference to an Article, Section, or other subdivision is to an Article, Section, or such other subdivision of this Agreement.

     IN WITNESS WHEREOF, the Member has executed and delivered this Limited Liability Company Agreement as of the day and year first above written.


                     MEMBER:

                                         HUNTSMAN INTERNATIONAL LLC

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